                                                                     EXHIBIT 4.7


                     -------------------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                                     among

                    COUNTRYWIDE HOME LOANS, INC., as Issuer,

               COUNTRYWIDE CREDIT INDUSTRIES, INC., as Guarantor,

                                      and

                              THE BANK OF NEW YORK

                          Dated as of __________, 1996



                     -------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1    Definition of Terms........................................   2


                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1    Designation and Principal Amount...........................   3
SECTION 2.2    Maturity...................................................   3
SECTION 2.3    Form and Payment...........................................   3
SECTION 2.4    Global Debenture...........................................   4
SECTION 2.5    Interest...................................................   5


                                  ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1    Special Event Redemption...................................   7
SECTION 3.2    Optional Redemption by Company.............................   7
SECTION 3.3    No Sinking Fund............................................   8


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1    Extension of Interest Payment Period.......................   8
SECTION 4.2    Notice of Extension........................................   9


                                   ARTICLE V
                             EXPENSES AND GUARANTEE

SECTION 5.1    Payment of Expenses........................................  10
SECTION 5.2    Payment Upon Resignation or Removal........................  10
SECTION 5.3    Guarantee of Payment of Expenses...........................  11


                                  ARTICLE VII
                               FORM OF DEBENTURE

SECTION 7.1    Form of Debenture..........................................  11

                                 ARTICLE VIII
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1    Original Issue of Debentures...............................  23


                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1    Ratification of Indenture..................................  23
SECTION 9.2    Trustee Not Responsible for Recitals.......................  23
SECTION 9.3    Governing Law..............................................  23
SECTION 9.4    Separability...............................................  23
SECTION 9.5    Counterparts...............................................  24

     FIRST SUPPLEMENTAL INDENTURE, dated as of ___________, 1996 (the "First Supplemental Indenture"), among Countrywide Home Loans, Inc., a New York corporation (the "Company"), Countrywide Credit Industries, Inc., a Delaware corporation (the "Guarantor"), and The Bank of New York as trustee (the "Trustee"), under the Indenture dated as of ____________, 1996 among the Company, the Guarantor and the Trustee (the "Indenture").

     WHEREAS, the Company and the Guarantor executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities guaranteed by the Guarantor, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its ____% Junior Subordinated Deferrable Interest Debentures due December 1, 2026 (the "Debentures"), and the Guarantor desires to provide for the issuance of a Guarantee of such Debt Securities (the "Debenture Guarantee"), the form and substance of such Debentures and Debenture Guarantee and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

     WHEREAS, Countrywide Capital I, a Delaware statutory business trust (the "Trust"), has offered to the public $___ million aggregate liquidation amount of its ____% Capital Trust Pass-through Securities (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Guarantor of $_________ million aggregate liquidation amount of its ____% Common Securities, in $___________ million aggregate principal amount of the Debentures; and

     WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, and to make the Debenture Guarantee endorsed thereon when executed by the Guarantor a valid obligation of the Guarantor, have been performed; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

     NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:


                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1    Definition of Terms.
               -------------------

     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

     (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     (f) the following terms have the meanings given to them in the Declaration:
(i) Business Day; (ii) Clearing Agency; (iii) Delaware Trustee; (iv) Depositary;
(v) Dissolution Tax Opinion; (vi) Distribution; (vii) Capital Security Certificate; (viii) Pricing Agreement; (ix) Institutional Trustee; (x) Regular Trustees; (xi) Tax Event; (xii) Redemption Tax Opinion, and (xiii) Underwriting Agreement;

     (g) the following terms have the meanings given to them in this Section 1.1(g):

     "Additional Interest" shall have the meaning set forth in Section 2.5(c).
      -------------------

     "Compounded Interest" shall have the meaning set forth in Section 4.1.
      -------------------

     "Debentures" shall have the meaning set forth in Section 2.1.
      ----------

     "Declaration" means the Amended and Restated Declaration of Trust of
      -----------
Countrywide Capital I, a Delaware statutory business trust, dated as of ___________, 1996.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.
      -----------------

     "Dissolution Event" means that, as a result of the occurrence and
      -----------------
continuation of a Tax Event, the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata
                                                                       --- ----
in accordance with the Declaration.

     "Extended Interest Payment Period" shall have the meaning set forth in
      --------------------------------
Section 4.1.

     "Global Debenture" shall have the meaning set forth in Section 2.4(a)(i).
      ----------------

     "Maturity Date" means the date on which the Debentures mature and on which
      -------------
the entire principal amount shall become due and payable together with any accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

     "Non Book-Entry Capital Securities" shall have the meaning set forth in
      ---------------------------------
Section 2.4(a)(ii).

     "Optional Redemption Price" shall have the meaning set forth in Section
      -------------------------
3.2(a).


                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1    Designation and Principal Amount.
               --------------------------------

     There is hereby authorized (a) a series of Debt Securities designated the "____% Junior Subordinated Deferrable Interest Debentures due December 1, 2026", limited in aggregate principal amount to $___________ (the "Debentures"), which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.04 of the Indenture and (b) a Guarantee of such Debt Securities.

SECTION 2.2    Maturity.
               --------

     The Maturity Date is December 1, 2026.

SECTION 2.3    Form and Payment.
               ----------------

     Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option
         --------  -------
of the Company by check mailed to the holder of any Debenture at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SECTION 2.4    Global Debenture.
               ----------------

          (a) In connection with a Dissolution Event,

               (i) the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees which instructions shall be provided in accordance with the terms of the Declaration. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

               (ii) if any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Capital Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

          (b) A Global Debenture may be transferred, in whole but not in part, only by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary, another nominee of the Depositary, or a successor Depositary selected or approved by the Company, or a nominee of such successor Depositary.

          (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such

Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5    Interest.
               --------

          (a) Each Debenture will bear interest at the rate of ____% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semiannually, payable (subject to the provisions of Article Four) semiannually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date," commencing on June 1, 1997), to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Institutional Trustee is the holder of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Capital Securities are no longer in book-entry only form, (ii) after a Dissolution Event the Debentures are not in book-entry only form or (iii) pursuant to the provisions of Section 2.11(c) of the Indenture the Debentures are not represented by a Global Debenture, the Company shall select a regular record date for such interest installment which shall be any date more than one Business Day before an Interest Payment Date.

     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semiannual period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a period (assuming each full month elapsed in such period consists of 30 days). In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (c) If, at any time while the Institutional Trustee is the holder of any Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying any such taxes, duties, assessments or other such governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                  ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1    Special Event Redemption.
               ------------------------

     If a Tax Event has occurred and is continuing and the Company has received a Redemption Tax Opinion, then, notwithstanding Section 3.2(a) but subject to
Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the holders of the Debentures to redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Company the opportunity
--------
to eliminate, within the 90 Day Period and before any notice has been given to the holders of the Debentures, the adverse effects of such Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust, the Guarantor or the holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall
                                   --------  -------
have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that
                                                                   --------
the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.2    Optional Redemption by Company.
               ------------------------------

          (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Fourteen of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Debentures without premium or penalty, in whole or in part, at any time and from time to time, on or after December 1, 2006, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the holder of the Debentures, at the Optional Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.2(a), the Debentures will be redeemed pro rata or by lot or by any other method utilized
                            --- ----
by the Trustee; provided, that if at the time of redemption the Debentures are
                --------
registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each holder of Debentures to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

(b) If a partial redemption of the Debentures would result in the delisting of the Capital Securities issued by the Trust from any national securities exchange or other organization on which the Capital Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

SECTION 3.3    No Sinking Fund.
               ---------------

     The Debentures are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1    Extension of Interest Payment Period.
               ------------------------------------

     The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on the Debentures by extending the interest payment period of such Debentures for a period not exceeding 10 consecutive semiannual periods (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall (except on the date on which such Extended Interest Payment Period terminates) be due and payable; provided that no Extended Interest Payment Period shall be
                    -------- ----
initiated while accrued interest with respect to prior, completed Extended Interest Payment Periods is unpaid or while the Company is in default in the payment of interest that has become due and payable on the Debentures, and provided further that no Extended
                                              -------- -------
Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded semiannually for each semiannual period of the Extended Interest Payment Period ("Compounded Interest"). On the date on which any Extended Interest Payment Period ends, the Company shall pay all interest then accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest"), that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Security Register on the record date for the payment of interest immediately preceding such date. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that each such Extended Interest Payment Period, together with all such previous and further extensions thereof, shall not exceed 10 consecutive semiannual periods, or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. The Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2    Notice of Extension.
               -------------------

          (a) If the Institutional Trustee is the only registered holder of the Debentures at the time the Company opts to initiate an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its initiation of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such distributions are payable, to any national securities exchange or other organization on which the Capital Securities are then listed or other applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, in each case with respect to distributions on the Trust Securities the payment of which is being deferred.

          (b) If the Institutional Trustee is not the only holder of the Debentures at the time the Company opts to initiate an Extended Interest Payment Period, the Company shall give the holders of the Debentures and the Trustee written notice of its initiation of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record date or payment date of such interest payment to any national securities exchange or other organization on which the Capital Securities are then listed or other applicable self-regulatory organization or to holders of the Debentures, in each case with respect to interest payments the payment of which is being deferred.

          (c) The semiannual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 10 semiannual periods permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.


                                   ARTICLE V
                             EXPENSES AND GUARANTEE

SECTION 5.1    Payment of Expenses.
               -------------------

     In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures and Debt Guarantee, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee (including all costs and expenses relating to the enforcement by the Institutional Trustee of the rights of the holders thereof the Preferred Securities), Delaware Trustee and the Regular Trustees, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

          (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2    Payment Upon Resignation or Removal.
               -----------------------------------

     Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

SECTION 5.3    Guarantee of Payment of Expenses.
               --------------------------------

     The Guarantor hereby fully and unconditionally guarantees the due and punctual payment of all amounts that become due and payable by the Company to any Person pursuant to Section 5.1 or Section 5.2.

                                  ARTICLE VII
                               FORM OF DEBENTURE

SECTION 7.1    Form of Debenture.
               -----------------

     The Debentures and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following forms:

                              (FACE OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE; INSERT-This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this

Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. _________________                   CUSIP No.  _______________


                          COUNTRYWIDE HOME LOANS, INC.
           ______% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                   DUE ______

          COUNTRYWIDE HOME LOANS, INC., a New York corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of ________________ Dollars ($_________ ) on December 1 , 2026, and to pay interest on said principal sum from ________ __, 199_, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth herein) in arrears on June 1 and December 1 of each year commencing June 1, 1997, at the rate of ______% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semiannually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL Debenture -- which shall be the close of business on the ____ Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the
               --------  -------
option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                     COUNTRYWIDE HOME LOANS, INC.

                                     By:
                                        --------------------------------
                                        Name:
                                        Title:

Attest:

By:
    ----------------------------
    Name:
    Title:

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated ________________

The Bank of New York,
as Trustee

By____________________
  Authorized Signatory



                              [FORM OF GUARANTEE]

     FOR VALUE RECEIVED, COUNTRYWIDE CREDIT INDUSTRIES, INC., a Delaware corporation (the "Guarantor"), hereby fully and unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, or interest on said Security, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one Business Day prior to the date upon which a payment of principal of, sinking fund payment, if any, premium, if any, or interest on said Security is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, sinking fund payment, if any, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

     The Guarantor shall be subrogated to all rights of the holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

     Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

     The obligations of the Guarantor under this Guarantee are, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto.

     Each holder of the Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder of the Security upon which this Guarantee is endorsed, by his or her acceptance thereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each holder upon said provisions.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authentication Agent).

     This Guarantee shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, COUNTRYWIDE CREDIT INDUSTRIES, INC. has caused this Guarantee to be signed in its corporate name by the facsimile signature of two of its officers thereunto duly authorized and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.

COUNTRYWIDE CREDIT INDUSTRIES, INC.


______________________________{Seal}        _______________________
{Title}                                     {Title}

                             (REVERSE OF DEBENTURE)

          This Debenture is one of a duly authorized series of Debt Securities of the Company specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _________ __, 1996, duly executed and delivered between the Company and The Bank of New York as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of ________ __, 1996, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the series of Debt Securities (referred to herein as the "Debentures") of which this Debenture is a part. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after December 1, 2006 (an "Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro
                                                                            ---
rata or by lot or by any other method utilized by the Trustee; provided that if,
----
at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debentureholder to be redeemed in accordance with its procedures.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected at the time outstanding, as specified in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debt Securities; provided, however, that no such supplemental indenture shall (i) among other things, extend the fixed maturity of any Debt Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities of any series at the time outstanding affected thereby, on behalf of all of the holders of the Debt Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Debentures and from time to time to defer payments of interest on the Debentures by extending the interest payment period of the Debentures for up to 10 consecutive semiannual periods (each, an "Extended Interest Payment Period"), and on the date on which each such Extended Interest Payment Period ends the Company shall pay all interest then accrued and unpaid, together with interest thereon, compounded semiannually at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law; provided that no Extended Interest Payment Period may be
                -------- ----
initiated while accrued interest with respect to prior completed Extended Interest Payment Periods is unpaid or while the Company is in default in the payment of interest that has become due and payable on the Debentures, and provided further that no Extended Interest Payment Period may last beyond the
-------- -------
Maturity Date. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that each such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 10 consecutive semiannual periods or extend beyond the Maturity Date. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the above requirements.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          [The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                                  ARTICLE VIII
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1    Original Issue of Debentures.
               ----------------------------

     Debentures in the aggregate principal amount of $___________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, any Managing Director or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1    Ratification of Indenture.
               -------------------------

     The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2    Trustee Not Responsible for Recitals.
               ------------------------------------

     The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 9.3    Governing Law.
               -------------

     This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflict of laws principles thereof.

SECTION 9.4    Separability.
               ------------

     In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the

Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5    Counterparts.
               ------------

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.


                              COUNTRYWIDE HOME LOANS, INC.


                              By: ___________________________
                                    Name:
                                    Title:

[Seal]
Attest:______________________
       Title:



                              COUNTRYWIDE CREDIT INDUSTRIES, INC.


                              By: ___________________________
                                    Name:
                                    Title:


Attest:______________________
       Title:



                              THE BANK OF NEW YORK
                              as Trustee


                              By: ___________________________
                                    Name:
                                    Title:

Attest:______________________
       Title: